Exhibit 4.5

EXECUTION VERSION

TIME WARNER CABLE INC.,

TWC NEWCO LLC

and

THE BANK OF NEW YORK MELLON,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 18, 2016

Supplemental to Indenture

Dated as of April 9, 2007

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE between TIME WARNER CABLE INC., a Delaware corporation (the “Company”), TWC NEWCO LLC, a Delaware limited liability company (“NewCo”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, as trustee (the “Trustee”), is made and entered into as of May 18, 2016.

WITNESSETH

WHEREAS, the Company, TW NY Cable Holding Inc. (“TW NY”), Time Warner Entertainment Company, L.P. (“TWE”), a Delaware limited partnership, and the Trustee have heretofore executed and delivered an Indenture, dated as of April 9, 2007, as supplemented by a First Supplemental Indenture dated as of April 9, 2007 and a Second Supplemental Indenture dated as of September 30, 2012 (as so supplemented, the “Indenture”), providing for, among other things, (i) the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series and (ii) the guarantees of the Securities by TW NY and TWE;

WHEREAS, Section 8.01 of the Indenture provides that the Company shall not convey or transfer its properties and assets substantially as an entirety to any Person unless, among other things, the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

WHEREAS, Section 8.02 of the Indenture provides that upon any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01 of the Indenture, the successor Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company therein and that in the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved, wound up or liquidated at any time thereafter;

WHEREAS, the Company entered into that certain Agreement and Plan of Mergers, dated as of May 23, 2015, by and among Charter Communications, Inc., a Delaware corporation (“Charter”), the Company, CCH I, LLC, a Delaware limited liability company (“New Charter”), Nina Corporation I, Inc., a Delaware corporation, Nina Company II, LLC, a Delaware limited liability company, and Nina Company III, LLC, a Delaware limited liability company, pursuant to which the parties will engage in a series of transactions that will result in New Charter becoming the public indirect parent company of the Company and Charter on the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, in connection with the Merger, substantially concurrently with the execution of this Third Supplemental Indenture, the Company shall transfer all of its assets to NewCo (the “Asset Transfer”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Third Supplemental Indenture to evidence the succession of NewCo to the Company, and the assumption by NewCo of the covenants of the Company in the Indenture and in the Securities, without the consent of the Holders of any Securities;

WHEREAS, the Company and NewCo have duly authorized the execution and delivery of this Third Supplemental Indenture to provide for the assumption of the obligations of the Company under the Indenture by NewCo upon consummation of the Asset Transfer effective as of May 18, 2016;

WHEREAS, this Third Supplemental Indenture is being executed pursuant to and in accordance with Section 9.01 of the Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and NewCo in accordance with its terms have been done.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company, NewCo and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101	Incorporation of Previous Documents.

This Third Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together therewith, and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

Section 102	Definitions.

Except as otherwise expressly provided herein or unless the context otherwise requires, each capitalized term that is used in this Third Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture. The terms “hereof,” “herein,” “hereunder” and other words of similar import refer to this Third Supplemental Indenture.

Section 103	Notices.

All notices and other communications to NewCo shall be given as provided in the Indenture to:

NewCo

c/o New Charter

400 Atlantic Street

Stamford, Connecticut 06901

Facsimile No.: (203) 564-1377

Attention: Corporate Secretary

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-4900

Attention: Christian O. Nagler, Esq.

Section 104	Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 105	Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 106	Severability.

In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 107	Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 108	Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Third Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals or statements contained herein, which shall be taken as the statements of the parties hereto other than the Trustee and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture and the Trustee makes no representation with respect thereto.

Section 109	Counterparts.

This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 110	Headings.

The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

ARTICLE TWO

SUCCESSION TO INDENTURE

NewCo agrees that upon consummation of the Asset Transfer, it shall assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed. Upon the assumption by NewCo of the the obligations of the Company as set forth above, NewCo shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if NewCo had been named as the Company therein and thereafter the Company, as predecessor, shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved or liquidated at any time thereafter, in accordance with Section 8.02 of the Indenture.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above.

TIME WARNER CABLE INC.

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

TWC NEWCO, LLC

By:	/s/ Daniel J. Bollinger
	Name:	Daniel J. Bollinger
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O’Brien
	Name:	Laurence J. O’Brien
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]